                                                                     Exhibit 4.7

                          TRADEMARK SECURITY AGREEMENT

     This TRADEMARK SECURITY AGREEMENT (this "Trademark Security Agreement") is made this 9th day of September, 2004, among the Grantors listed on the signature pages hereof (the "Grantors"), and Bank of New York Trust Company, N.A., as trustee under the Indenture (as defined below) (the "Trustee").

                                   WITNESSETH:

     WHEREAS, pursuant to (a) that certain Indenture dated as of September 9, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture") among Securus Technologies, Inc., a Delaware corporation, as issuer (the "Company"), the subsidiaries of the Company party thereto as guarantors (the "Guarantors") and the Trustee, and (b) the Purchase Agreement dated as of August 18, 2004 (the "Purchase Agreement"), among the Company, the Guarantors, Credit Suisse First Boston LLC and Morgan Stanley & Co. Incorporated (the "Initial Purchasers"), the Company is issuing $154,000,000 aggregate principal amount of its Second-Priority Senior Secured Notes Due 2011 (the "Notes") which will be guaranteed on a senior secured basis by the Guarantors;

     WHEREAS, in order to induce the Initial Purchasers to enter into the Purchase Agreement and to induce the Initial Purchasers to purchase the Notes, the Grantors have agreed to grant a continuing Lien on the Collateral in order to secure the prompt and complete payment, observance and performance of the Secured Obligations, by the granting of the security interest contemplated by the Security Agreement (as defined below);

     WHEREAS, the Trustee is willing to enter into the Indenture, but only upon the condition, among others, that the Grantor shall have executed and delivered to the Trustee, for the benefit of the Noteholders, that certain Security Agreement dated as of September 9, 2004 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement"); and

     WHEREAS, pursuant to the Security Agreement, the Grantor is required to execute and deliver to the Trustee, for the benefit of the Noteholders, this Trademark Security Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:

     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

     2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. The Grantor hereby grants to the Trustee, for the benefit of the Noteholders, a continuing security interest in all of the Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Trademark Collateral"):

          (a) all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

          (b) all renewals of the foregoing;

          (c) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

          (d) all products and proceeds of the foregoing, including, without limitation, any claim by the Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademark licensed under any Intellectual Property License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Intellectual Property License.

     3. SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to the Trustee, for the benefit of the Noteholders, pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Trustee with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     4. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. The Grantors shall give prompt notice in writing to the Trustee with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting the Grantors' obligations under this Section 4, the Grantors hereby authorize the Trustee unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of such Grantor. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Trustee's continuing security interest in all Collateral, whether or not listed on Schedule I.

     5. COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Trademark Security Agreement or any other Note Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

     6. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Trustee pursuant to this Trademark Security Agreement are expressly subject and subordinate to the liens and security interests granted to the Administrative Agent (and its permitted successors and assigns), for the benefit of the credit parties, pursuant to the Credit Agreement and the related security documents dated as of September 9, 2004 (as further amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time), by and among the Company, the Administrative Agent, the lenders and the other credit parties party thereto and the other parties party thereto and (ii) the exercise of any right or remedy by the Trustee hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Trademark Security Agreement, the terms of the Intercreditor Agreement shall govern.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:                               SECURUS TECHNOLOGIES, INC.,
                                        a Delaware corporation


                                        By: /s/ Lewis Schoenwettek
                                            ------------------------------------
                                            Name: Lewis Schoenwettek
                                            Title: Vice President


                                        T-NETIX, INC.,
                                        a Delaware corporation


                                        By: /s/ Lewis Schoenwettek
                                            ------------------------------------
                                            Name: Lewis Schoenwettek
                                            Title: Vice President


                                        TELEQUIP LABS, INC.,
                                        a Nevada corporation


                                        By: /s/ Lewis Schoenwettek
                                            ------------------------------------
                                            Name: Lewis Schoenwettek
                                            Title: Vice President


                                        T-NETIX TELECOMMUNICATIONS
                                        SERVICES, INC., a Texas corporation


                                        By: /s/ Lewis Schoenwettek
                                            ------------------------------------
                                            Name: Lewis Schoenwettek
                                            Title: Vice President


                                        SPEAKEZ, INC., a Colorado corporation


                                        By: /s/ Lewis Schoenwettek
                                            ------------------------------------
                                            Name: Lewis Schoenwettek
                                            Title: Vice President

                                        T-NETIX MONITORING CORPORATION, a
                                        Colorado corporation


                                        By: /s/ Lewis Schoenwettek
                                            ------------------------------------
                                            Name: Lewis Schoenwettek
                                            Title: Vice President


                                        EVERCOM HOLDINGS, INC.,
                                        a Delaware corporation


                                        By: /s/ Lewis Schoenwettek
                                            ------------------------------------
                                            Name: Lewis Schoenwettek
                                            Title: Vice President


                                        EVERCOM, INC., a Delaware corporation


                                        By: /s/ Lewis Schoenwettek
                                            ------------------------------------
                                            Name: Lewis Schoenwettek
                                            Title: Vice President


                                        EVERCOM SYSTEMS, INC.,
                                        a Delaware corporation


                                        By: /s/ Lewis Schoenwettek
                                            ------------------------------------
                                            Name: Lewis Schoenwettek
                                            Title: Vice President


                                        FORTUNELINX, INC.,
                                        a Delaware corporation


                                        By: /s/ Lewis Schoenwettek
                                            ------------------------------------
                                            Name: Lewis Schoenwettek
                                            Title: Vice President


                                        EVERCONNECT, INC.,
                                        a Delaware corporation


                                        By: /s/ Lewis Schoenwettek
                                            ------------------------------------
                                            Name: Lewis Schoenwettek
                                            Title: Vice President

                                        ACCEPTED AND ACKNOWLEDGED
                                        BY:

                                        THE BANK OF NEW YORK TRUST COMPANY,
                                        N.A., as Trustee


                                        By: /s/ George W. Bemister
                                            ------------------------------------
                                            Name: George W. Bemister
                                            Title: ASSISTANT VICE PRESIDENT

                                   SCHEDULE I
                                       to
                          TRADEMARK SECURITY AGREEMENT

                      TRADEMARK REGISTRATIONS/APPLICATIONS

T-NETIX, INC. AND SUBSIDIARIES, INC.:

                                                                     APPLICATION/
     GRANTOR         COUNTRY   TYPE               MARK             REGISTRATION NO.   APP/REG DATE
------------------   -------   -----   -------------------------   ----------------   -----------------
T-NETIX                USA     SM      COGENT (Class 36)               1,537,607      5/2/89
T-NETIX                USA     SM      PIN-LOCK                        2,194,830      10/13/98
T-NETIX JMS            USA     SM      Lock&Track Online                              Pending
T-NETIX                USA     TM      COGENT & Design (Class 9)       1,783,893      7/27/93
T-NETIX                USA     TM      COGENT (Class 9)                1,810,510      12/14/93
T-NETIX Monitoring     USA     TM      CONTAIN                         2,176,736      7/28/98
T-NETIX                USA     TM      TEL-BASE                        2,268,058      8/10/99
T-NETIX                USA     TM      Digital ComBridge               ?              Pending
T-NETIX                USA     TM      STRIKE-THREE!                  74/490,873      2/17/94 (Pending)
T-NETIX                USA     TM      SECUREVOICE                     78/293406      Pending
T-NETIX                USA     TM      VoicEntry                                      Pending
T-NETIX JMS            USA     TM      Lock&Track                                     Pending
T-NETIX                USA     TM/SM   T-NETIX                         2,251,603      6/8/99

EVERCOM HOLDINGS, INC. AND SUBSIDIARIES:

                                                                 APPLICATION/
       GRANTOR          COUNTRY             MARK               REGISTRATION NO.         APP/REG DATE
---------------------   -------   --------------------------   ----------------   -------------------------
Evercom Systems, Inc.     USA     EVERCOM SYSTEMS                  75/982,163             7/27/1998
                                  K001D1-10211918                   2,698,196             3/18/2003

Evercom Systems, Inc.     USA     SMARTCONNECT                     76/163,962            11/13/2000
                                  K002US-10207748                   2,664,188            12/17/2002

Evercom Systems, Inc.     USA     EVERCOM                          75/503,453             6/16/1998
                                  K007US-10210197                   2,789,027             12/2/2003

Evercom Systems, Inc.     USA     EVERCOM SYSTEMS                  75/526,392             7/27/1998
                                  K011US-10211924                   2,520,541            12/18/2001

Evercom Systems, Inc.     USA     EVERCOM SYSTEMS                  75/526,393             7/27/1998
                                  K012US-10211925                   2,585,670            06/25/2002

Evercom Systems, Inc.     USA     EVERCOM SYSTEMS                  75/530,595             8/04/1998
                                  K013US-10211926                   2,585,672             6/25/2002

Evercom Systems, Inc.     USA     MISCELLANEOUS DESIGN             76/491,487             2/20/2003
                                  K014US-10300176

Evercom Systems, Inc.     USA     ELECTRONICDRAGNET                78/354,063             1/20/2004
                                  K024US-10311996

Evercom Systems, Inc.     USA     EVERCOM - ITU                    76/594,043             5/26/2004
                                  K044US-10312006

Evercom Systems, Inc.     USA     EVERCOM - USE                    76/594,042             5/26/2004
                                  K045US-10312007

Evercom Systems, Inc.     USA     MISCELLANEOUS DESIGN - ITU                      U.S. application will be
                                  K042US-10312002                                 filed in the near future

Evercom Systems, Inc.     USA     MISCELLANEOUS DESIGN - USE                      U.S. application will be
                                  K043US-10312004                                 filed in the near future

Evercom Systems, Inc.     USA     EVERREACH                                       Proposed mark under
                                  K017US-10311994                                 consideration for U.S.
                                                                                  intent-to-use application
Evercom Systems, Inc.     USA     EVERCONNECT                                     Mark under consideration
                                  K047XX1                                         for U.S. use-based or
                                                                                  intent-to-use application

                                                                 APPLICATION/
       GRANTOR          COUNTRY             MARK               REGISTRATION NO.         APP/REG DATE
---------------------   -------   --------------------------   ----------------   -------------------------
Evercom Systems, Inc.     USA     IBNA                                            Proposed mark under
                                  K018US-10311995                                 consideration for U.S.
                                                                                  intent-to-use application

Evercom Systems, Inc.     USA     ICBS                                            Mark under consideration
                                  K048XX1                                         for U.S. use-based
                                                                                  application

Evercom Systems, Inc.     USA     IT-JAIL                                         Proposed mark under
                                  K028US-10311997                                 consideration for U.S.
                                                                                  intent-to-use application

                               PROPOSED TRADEMARKS

Marks Proposed And Screening Search Conducted - Will be Used with "TM"

SECURE RELEASE   FACILITY MANAGER   3-WAY CONNECT   IT-A
   K022XX1          K032XX1            K035XX1         K040XX1
COVERT           INTELLIGENT        INTELLIGENT
INVESTIGATOR     TRANSACT           TECHNOLOGIES
   K028XX1          K033XX1         ARCHITECTURE
                                       K039XX1
SECURE BOOKING   COM-PLUS
   K030XX1          K034XX1

Marks Proposed and Screening Search Conducted
- Will Be Used Without "TM" or Other Claim Of Trademark Rights

CALL MANAGER     CONNECTION PLUS
   K036XX1          K037XX1

                                   TRADE NAMES

Evercom Systems, Inc. uses the following DBAs:

     -    Correction Billing Services

     -    CBS

                               TRADEMARK LICENSES

T-NETIX, INC. AND SUBSIDIARIES:

None.

EVERCOM HOLDINGS, INC. AND SUBSIDIARIES:

None.